SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
          OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:
{_} Preliminary Proxy Statement (Revocation of Consent Statement) {_} Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
{_}     Definitive Proxy Statement (Revocation of Consent Statement)
{X}     Definitive Additional Materials
{_}     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ENVIRODYNE INDUSTRIES, INC.
                 -----------------------------------------
              (Name of Registrant as Specified in Its Charter)


                 -----------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
{X}     No fee required.
{_} Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____
        (4)  Proposed maximum aggregate value of transactions:  _____________
        (5)  Total fee paid.

------------
{_}     Fee paid previously with preliminary materials.

{_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid: _______________________________________
        (2)    Form, Schedule or Registration Statement No.: _________________
        (3)    Filing Party: _________________________________________________
        (4)    Date Filed: ___________________________________________________





                                    May 6, 1997

Dear Fellow Stockholder:

Don't Give Zapata Control of Envirodyne By Failing To Vote

     If Zapata and Malcom Glazer are successful in their proxy fight against your Company they will gain control of Envirodyne.

     Unless you take action by voting the WHITE proxy for the Envirodyne nominees, Zapata and Mr. Glazer may gain control of Envirodyne. Without paying you and other stockholders a single cent, let alone a premium for control, Zapata may gain control of Envirodyne by electing its three nominees to Envirodyne's five member board.


Vote Your WHITE Proxy Now - Every Vote Is Critical!

     Don't forget - Zapata and the Glazers own over 40% of the outstanding shares. Unless you vote the WHITE proxy card for the Envirodyne nominees, Zapata and the Glazers may vote themselves into control of Envirodyne.

     Every single vote is critical in this fight. Every share not voted could benefit Zapata and the Glazers in their attempt to gain control of Envirodyne.


Time is Short - Vote Now

     Time before the May 16 Annual Meeting is short, I urge you to sign, date and return the enclosed WHITE Envirodyne proxy card NOW. If you wish, you can fax your vote using the instructions on the reverse of this letter. Your Board of Directors recommends that you vote FOR the five ENVIRODYNE nominees and AGAINST Zapata's proposal to eliminate the Stockholder Rights Plan. Do not sign any blue proxy cards sent to you by Zapata. If you already have signed a blue proxy card, you may revoke that proxy card by signing, dating and returning the enclosed WHITE proxy card.

                                      Very truly yours,



                                      F. Edward Gustafson
                                      Chairman of the Board, President
                                      and Chief Executive Officer


                                 Important

1. Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card. Please vote each WHITE proxy card you receive since each account in which you own shares must be voted separately. Only your latest dated proxy card counts.

2.   We urge you not to return any blue proxy card sent to you by Zapata.

3. If your shares are held in the name of a bank, broker or other nominee, please direct the party responsible for your account to vote the WHITE proxy card as recommended by the Board of Directors.


If you have any questions on how to vote your shares, please contact Envirodyne at (630) 575-2400 or call our proxy solicitor MORROW & CO. at (800) 662-5200.



                              FAX Instructions

    If you wish to fax your vote, please fax both sides of your proxy to
                   Morrow & Co., Inc. at (212) 754-8300.

             If you have any questions or problems please call
                     MORROW & CO. at (800) 662-5200.